UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2010 (October 1, 2010)

Behringer Harvard Short-Term Opportunity
Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 8, 2005, Behringer Harvard Landmark LP (“Borrower”), a wholly owned subsidiary of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”), entered into a promissory note payable to State Farm Bank, F.S.B. (“Lender”), an unaffiliated third party, whereby the Borrower was permitted to borrow $22.0 million (“Loan Agreement”).  Amounts outstanding under the Loan Agreement bear interest at LIBOR (“London Interbank Offer Rate”) plus one and four-tenths percent (1.40%).

On July 6, 2005, the Registrant acquired a two-story office building containing approximately 122,273 rentable square feet located on approximately 8.6 acres of land in Dallas, Texas (“Landmark I”) and an additional two-story office building containing approximately 135,154 rentable square feet located on approximately 11.3 acres of land in Dallas, Texas (“Landmark II”) (collectively, “Landmark I & II”) through its direct and indirect partnership interests in the Borrower.  Landmark I & II is subject to a deed of trust to secure payment under the Loan Agreement.  The Registrant has guaranteed full repayment of the obligation under the Loan Agreement in the event that, among other things, the Borrower becomes insolvent or enters into bankruptcy proceedings.

While we are in negotiations with the Lender to extend the maturity date of the Loan Agreement, among other modifications, nonpayment of the outstanding balance of $22.0 million due and payable on October 1, 2010 constitutes an event of default.  As a result, past due amounts under the Loan Agreement may bear interest up to LIBOR plus six and four-tenths percent (6.4%) during the default period.  We have remained and continue to remain current on payments due under the Loan Agreement.  There are no assurances that we will be successful in our negotiations to waive the event of default or extend the loan agreement with the Lender.  In the event that the lender demanded immediate payment of the entire loan balance, we would have to consider all available alternatives, as the Loan Agreement is on a recourse basis to us, including transferring legal possession of the property to the lender under the deed of trust.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: October 7, 2010		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

3